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                                                                     Exhibit 2.1
                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of November 29, 2004, by and between Intermagnetics General Corporation, a New York corporation ("IGC-NY" or the "Non-Surviving Company"), and Intermagnetics, Inc., a Delaware corporation ("Intermagnetics-DE" or the "Surviving Company").

         WHEREAS, IGC-NY owns all of the issued and outstanding shares of capital stock of Intermagnetics-DE; and

         WHEREAS, IGC-NY desires to reincorporate in the State of Delaware by merging with and into Intermagnetics-DE with Intermagnetics-DE continuing as the surviving corporation in such merger upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of New York and the State of Delaware.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto have agreed as follows:

1. THE MERGER.

         (a) The Merger. Subject to the terms and conditions of this Agreement and pursuant to the provisions of the New York Business Corporate Law (the "NYBCL") including, without limitation, Sections 905 and 907 thereof, and the Delaware General Corporation Law (the "DGCL"), including, without limitation,
Section 253, thereof at the Effective Time (as such term is defined in Section 1(b)) hereof), IGC-NY shall be merged with and into Intermagnetics-DE (the "Merger"), the separate corporate existence of IGC-NY shall cease and Intermagnetics-DE shall continue as the Surviving Company under the laws of the State of Delaware.

         (b) The Effective Time of the Merger. IGC-NY shall file a duly executed Certificate of Merger with the New York Department of State (the "NY Certificate of Merger"). IGC-NY, on behalf of Intermagnetics-DE, shall file a duly executed Certificate of Ownership and Merger with the Delaware Secretary of State (the "DE Certificate of Merger"). The "Effective Time" of the Merger shall be the later of: (i) the date and time of acceptance for filing with the New York Secretary of State of the NY Certificate of Merger, (ii) the date and time of acceptance for filing with the Delaware Secretary of State of the DE Certificate of Merger, or (iii) such other time as shall be agreed to by the parties and set forth in the DE Certificate of Merger and the NY Certificate of Merger, as applicable.

         (c) Effect of the Merger. At the Effective Time, the Surviving Company shall thereupon and thereafter possess all of the rights, privileges, powers, immunities and franchises, both of a public and private nature, of each of IGC-NY and Intermagnetics-DE, and shall be subject to all of the restrictions, disabilities and duties of each of IGC-NY and Intermagnetics-DE; and all of the rights, privileges, powers, immunities and franchises of each of IGC-NY and Intermagnetics-DE, and all property (real, personal and mixed), and all debts due to either of IGC-NY or Intermagnetics-DE on whatever account, for stock subscriptions as well as all other things in action, causes of action, and every other asset or belonging to or of each of IGC-NY or Intermagnetics-DE, shall be vested in the Surviving Company; and all property, rights, privileges, powers, immunities and franchises and all and every other interest shall thereafter be the property of the Surviving Company as they were of IGC-NY and Intermagnetics-DE; but all rights of creditors and all liens upon any property of either IGC-NY or Intermagnetics-DE shall be preserved unimpaired, and all debts, liabilities and duties of each of IGC-NY and Intermagnetics-DE shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Company.


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         (d) Designation and Outstanding Shares. As to IGC-NY and
Intermagnetics-DE, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

------------------------------- ---------------------- -------------------- ------------------- -------------------
Name of Corporation             Designation and        Number of shares     Class or series     Shares entitled
                                number of shares in    owned by the         of shares           to vote as a
                                each class or series   surviving            entitled to vote    class or series
                                outstanding            corporation
------------------------------- ---------------------- -------------------- ------------------- -------------------
INTERMAGNETICS GENERAL CORP.    29,867,815 COMMON      NONE                 COMMON              COMMON
------------------------------- ---------------------- -------------------- ------------------- -------------------
INTERMAGNETICS, INC.            100 COMMON             NONE                 COMMON              COMMON
------------------------------- ---------------------- -------------------- ------------------- -------------------

         The number of such shares is not subject to change prior to the Effective Time of the Merger.

         (e) Certificate of Incorporation of the Surviving Company. The Certificate of Incorporation of Intermagnetics-DE in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company from and after the Effective Time and shall continue in full force and effect until otherwise changed, altered, amended or repealed as therein provided and in the manner prescribed in the DGCL.

         (f) Bylaws of the Surviving Company. The Bylaws of Intermagnetics-DE in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company from and after the Effective Time and shall continue in full force and effect until otherwise changed, altered, amended or repealed as therein provided and in the manner prescribed in the DGCL.

         (g) Board of Directors and Officers of the Surviving Company. The Board of Directors and officers of IGC-NY in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, as applicable, shall serve as the Board of Directors and officers of the Surviving Company from and after the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Company and their respective terms of office shall not be changed as a result of the Merger.

         (h) Tax Treatment of the Merger. The parties hereto intend that the Merger shall be treated as a tax-free a reorganization in accordance with the United States Internal Revenue Code of 1986, as amended, and each party shall file all tax returns, and take all other actions for tax purposes, in a manner consistent therewith.

         (i) Name of Surviving Company. In connection with and as part of the consummation of the Merger, Intermagnetics-DE shall change its name to Intermagnetics General Corporation.

2. CONVERSION OF SHARES.

         (a) Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:


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                  (i) All shares of the common stock, par value $.10 per share, of Intermagnetics-DE ("Delaware Common Stock") issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired without any consideration being paid or issued therefore and shall cease to exist.

                  (ii) Each common share, par value $.10 per share, of IGC-NY ("New York Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically converted on a share-for-share basis into and represent and become one validly issued, fully paid and non-assessable share of Delaware Common Stock and shall constitute the only outstanding shares of the Surviving Corporation. Such shares of stock of the Surviving Corporation will be issued on a pro rata basis to the holders of the stock of IGC-NY on surrender of certificates therefor.

         (b) Exchange of Certificates. At the Effective Time, each stock certificate representing New York Common Stock will automatically represent an equal amount of Delaware Common Stock. At any time on or after the Effective Time of the Merger, each holder of New York Common Stock will be entitled, upon request, and surrender of such certificates, to the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the same number of full shares of Delaware Common Stock as was represented by the certificate or certificates surrendered by such holder representing the New York Common Stock. If any certificate representing shares of Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate or other writing so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Corporation or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Delaware Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

         (c) Lost and Stolen Certificates. In the event that any stock certificate representing New York Common Stock shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen, or destroyed, Intermagnetics-DE shall issue or cause to be issued in exchange for such lost, stolen, or destroyed stock certificate the number of shares of Delaware Common Stock into which such shares are converted in the Merger in accordance with this Section 2. When authorizing such issuance in exchange therefor, the Board of Directors of Intermagnetics-DE may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate to deliver a bond to Intermagnetics-DE (in such form and amount as the Board of Directors of Intermagnetics-DE may direct) as an indemnity against any claim that may be made against Intermagnetics-DE with respect to the Certificate alleged to have been lost, stolen, or destroyed.

         (d) Stock Options, Warrants, Debentures, Preferred Stock and other Agreements. As of the Effective Time, any stock options, warrants, convertible securities or other contractual commitments or agreements of any kind to purchase or issue shares of New York Common Stock that are outstanding immediately prior to the Effective Time (whether or not contingent or otherwise requiring further shareholder approval) shall be converted into a stock option, warrant, convertible security or other contractual commitment or agreement to purchase or issue shares of Delaware Common Stock on the same terms as prior to the Effective Time, except that any rights or obligations therein relating to shares of New York Common Stock shall be converted to rights or obligations relating to shares of Delaware Common Stock. Without limiting the foregoing, each outstanding option, right, stock award or warrant with respect to shares of New York Common Stock will be converted into an option, right, stock award or warrant with respect to an equal number of shares of Delaware Common Stock, under the same terms and conditions as the original option, right, stock award or warrant. All of IGC-NY's employee benefit plans, including the Intermagnetics General Corporation 2000 Stock Option and Stock Award Plan (the "2000 Plan") and the Intermagnetics General Corporation 1990 Stock Option Plan (the "1990 Plan"), will be assumed and continued by Intermagnetics-DE following the Effective Time, and shares of Delaware Common Stock will be authorized to be issued under the 2000 Plan and 1990 Plan equal to the number of shares of New York Common Stock authorized to be issued under the Plans immediately prior to the Effective Time.

         (e) Closing of Transfer Books. At the Effective Time, the stock transfer books of IGC-NY shall be closed and no transfer of shares of New York Common Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of New York Common Stock are presented to the Surviving Company, they shall be canceled and exchanged for certificates representing shares of Delaware Common Stock in accordance with the terms hereof. At and after the Effective Time, the holders of shares of New York Common Stock to be exchanged for shares of Delaware Common Stock pursuant to this Agreement shall cease to have any rights as shareholders of IGC-NY except for the right to surrender such stock certificates in exchange for shares of Intermagnetics-DE Common Stock as provided hereunder.

3. MISCELLANEOUS.

         (a) Fees and Expenses. Whether or not the Merger is consummated, each party hereto shall pay its own costs and expenses incident to the preparation of this Agreement, the consummation of the Merger, and the performance of and compliance with all of the agreements and conditions contained herein.

         (b) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by overnight delivery service or by first class mail postage prepaid, or sent by telecopier, to the parties at the following address (or at such other address of a party as shall be specified by like notice): c/o Intermagnetics General Corporation, 450 Old Niskayuna Road, P.O. Box 461, Latham, NY 12110-0461, Attn: Katherine Sheehan.

         (c) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (d) Amendment, Modification and Termination. Notwithstanding the approval and adoption of this Agreement by the Boards of Directors of IGC-NY and Intermagnetics-DE and/or the shareholders of IGC-NY, and subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, or terminated and abandoned by the Boards of Directors of IGC-NY or Intermagnetics-DE or both, in part or in its entirety, or the consummation of the Merger may be postponed ,without any action of the stockholders of IGC-NY or Intermagnetics-DE, at any time prior to the filing of any required Merger documents with the Secretary of State of either the State of New York or the State of Delaware.

         (e) Section Headings. The Section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (f) Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles or rules thereof.

         (g) Integration. This Agreement sets forth and is intended to be an integration of all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties with respect to the Merger and there are no promises, agreements, conditions, understandings, covenants, warranties or representations, oral or written, express or implied, among the parties with respect to the transactions contemplated other than as set forth herein. Any and all prior agreements among the parties with respect to the Merger are hereby revoked.

         (h) Further Actions. Each of IGC-NY and Intermagnetics-DE will use its commercially reasonable efforts to cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New York and the State of Delaware (including, without limitation, a Certificate of Merger and a Certificate of Ownership and Merger, as applicable), and to be performed within the State of New York and the State of Delaware and elsewhere all acts necessary to effectuate the Merger.

         IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement effective as of the date first above written.

                                        INTERMAGNETICS GENERAL CORPORATION,
                                        a New York corporation

                                        By: /s/ Glenn H. Epstein
                                            ----------------------------------
                                            Glenn H. Epstein
                                            Chairman & Chief Executive Officer


                                        INTERMAGNETICS, INC.,
                                        a Delaware corporation

                                        By: /s/ Glenn H. Epstein
                                            ----------------------------------
                                            Glenn H. Epstein
                                            President